Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2006, except for Note 19 as to which the date is November 7, 2006, which appears on Form 10-KSB/A filed with the Securities and Exchange Commission on November 9, 2006.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
December 11, 2006